SPONSOR INVESTMENTS, LLC

BRUCE LEADBETTER
CHIEF EXECUTIVE OFFICER
972-490-2343 DIRECT
bleadbetter@Sponsorinvestments.com

TWO LINCOLN CENTRE
5420 LBJ FREEWAY, SUITE 1450
DALLAS, TEXAS 75240
972-490-2360
FAX 972-490-2345

February 4, 2009

Mr. Peter Michel
CEO & President
iSecureTrac, Inc.
5078 South 111th Street
Omaha, NE 68137

Dear Peter:

After considerable thought and some sadness as I've enjoyed working with all of you, I think it appropriate and necessary that I now resign from the ISEC Board of Directors.

As I believe all of you know, I was historically involved with the truancy program that Paul Pottinger initiated in Dallas, as I believed in it and thought it had more applicability to ISEC than it turned out to have.

But, with more of my personal time available and with a desire to see Paul's good work continue, I'm getting more involved in his AIM truancy program and, as a result, there could be a future perception of a conflict.

I'll miss not seeing more of all of you and the company employees and I wish you the best.

Very truly yours,

Bruce Leadbetter

BL:bf
cc: Joseph A. Ethridge
Roger J. Kanne
Robert W. Korba
Ravi Nath, PHD

Please note new address:
14185 Dallas Parkway, Suite 1020
Dallas, TX 75254